BY-LAWS

                            OF
            COMPUTER ASSOCIATES INTERNATIONAL, INC.


         (As Amended, Effective as of January 19, 1999)

The registered office of the corporation in the State of Delaware shall be located at 1013 Centre Road, Wilmington, Delaware, New Castle County, 19805, and the resident agent of the corporation thereat shall be United States Corporation Company. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                 ARTICLE II.  STOCKHOLDERS

Section 1. Annual Meeting. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

Section 2. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the President or by the Board of Directors.

Section 3. Place of Meeting. The Board of Directors may designate any place within or without the State of Delaware as the place of meeting for any annual meeting or special meeting. If no such designation is made, the place of meeting shall be as specified in the call of the meeting and if not so specified, then at the registered office of the corporation in the State of Delaware.

Section 4. Notice of Meeting. Written or printed notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, unless otherwise provided in the DGCL, the certificate of incorporation of the Corporation, or these bylaws, not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or of the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or unless, after adjournment, a new record date is fixed for the adjourned meeting, in either of which cases notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

Section 5. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within ten
(10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall the first date on which a signed written consent setting forth the actin taken or proposed to be taken is delivered to the corporation as provided in Section 228(a) of the Delaware General Corporation Law.

Section 6. Voting Lists. The officer or agent having charge of the stock ledger of the corporation shall make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the place where the meeting is to be held or at a place specified in the notice of the meeting in the city where the meeting is to be held. Such list shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or to vote at any meeting of stockholders.

Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, [the chairman of the meeting] may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. Unless otherwise provided by law, the certificate of incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

Section 8. Proxies. At all meetings of stockholders, a stockholder may vote by proxy (i) executed in writing by the stockholder or by his duly authorized attorney in fact; or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or an agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder; or (iii) as otherwise permitted pursuant to Section 212 of the Delaware General Corporation Law. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

Section 9. Voting of Shares. Unless otherwise provided in the certificate of incorporation of the Corporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders, as set forth in the Certificate of Incorporation. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 10.  Consent of Stockholders in Lieu of Meeting.

(a)	Any action required to be taken at a meeting of the
stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Corporation shall give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to stockholders who have not consented in writing and who, if the acion had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in the manner provided in
Section 228(c) of the Delaware General Corporation Law.

(b) Inspectors of Election; Procedures for Counting Consents. Within three (3) business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in
Section 228(c) of the Delaware General Corporation Law or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall he borne by the Corporation. No action by written consent without a meeting shall be effective until such date as the inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with this section represent at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and votes.

Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the soliciting stockholders or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the soliciting stockholder or their representatives or any other entity. As soon as practicable after the earlier if
(i) sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation law or (ii) a written request therefor by the Corporation or the soliciting stockholders (whichever is soliciting consents), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the Corporation or soliciting stockholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these Bylaws, the inspectors shall issue a preliminary report to the Corporation and the soliciting stockholders stating: (i) the number of valid consents: (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents: (iv) the number of invalid consents; (v) the number of invalid revocations; (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

Unless the Corporation and the soliciting stockholders shall agree to a shorter or longer period, the Corporation and the soliciting stockholders shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of in intention to challenge the preliminary report is received within 48 hours after the inspectors issuance of the preliminary report, the inspectors shall issue to the Corporation and the soliciting stockholders their final report containing the information from the inspectors determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the Corporation or the soliciting stockholders issue written notice of an intention to challenge the inspectors preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the soliciting stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of stockholders are recorded.

Section 11. Nominations of Directors.

(a) Only persons who are nominated in accordance with the procedures set forth in these by-laws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this bylaw, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this by-law.

(b)	Nominations by stockholders shall be made pursuant to
timely notice in writing to the Secretary of the corporation. To be timely, a stockholders notice shall be delivered to or mailed and received at the principal executive offices of the corporation
(i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding years annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and (ii) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such stockholders notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such persons written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (II) as to the stockholder giving the notice (A) the name and address, as they appear on the corporations books, of such stockholder and (B) the class and number of shares of the corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (III) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish the Secretary of the corporation that information required to be set forth in the stockholders notice of nomination which pertains to the nominee.

(c)	No person shall be eligible to serve as a Director of the
corporation unless nominated in accordance with the procedures set forth in this bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this bylaw.

Section 12.  Notice of Stockholder Business.

(a)	At an annual or special meeting of the stockholders, only
such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporations notice of meeting,
(ii) by or at the direction of the Board of Directors or (iii) by a stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this bylaw.

(b)	For business to be properly brought before a meeting by a
stockholder pursuant to clause (iii) of paragraph (a) of this bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholders notice with respect to an annual meeting must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding years annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. To be timely, a stockholders notice with respect to a special meeting must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the meeting was mailed or public disclosure was made. A stockholders notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (B) the name and address, as they appear on the corporations books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (D) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

(c)	Notwithstanding anything in these bylaws to the contrary,
no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this bylaw. The Chairman of the meeting shall, if the fact warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this by law.

                 ARTICLE III. BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. Number and Tenure. The Board of Directors shall consist of three or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders. Each Director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and shall have qualified.

Section 3. Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held, without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may also provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of other regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Secretary or any two Directors. The persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. Notice. Notice of any special meeting of the Board of Directors shall be given at least forty-eight (48) hours prior thereto by written notice delivered personally or mailed to each Director at his business address or by telegram or facsimile transmission. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice be given by facsimile, such notice shall be deemed to be delivered upon receipt of a facsimile delivery confirmation from the addressees last known facsimile number. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6. Quorum. A majority of the Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, provided, that any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or writings filed with the minutes of proceedings of the Board of Directors or such committee.

Section 8. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy resulting from enlargement of the Board, may be filled by the Directors by vote of a majority of the Directors then in office though less than a quorum of the Board of Directors, or by the plurality of the votes cast at a meeting of stockholders. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or in the case of an enlargement of the board, until the next annual meeting of stockholders and until his successor shall have been elected and shall have qualified.

Section 9. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and with the exception of Directors who are also officers of the corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as a Director.

Section 10. Telephonic Meetings. Members of the Board of Directors, or any Committee thereof, may participate in a meeting of the Board or Committee by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

Section 11. Committees.

(a) Powers and Authority. The Corporation shall be governed by the provisions of 8 Del.C. 141(c)(2), as that statute may be amended from time to time, in respect to the powers and authority of any committee of the Board of Directors.

(b)  Formation.    The Board of Directors may designate one or
more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

(c) Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these bylaws.

                       ARTICLE IV.  OFFICERS

Section 1. Number. The officers of the corporation shall be a Chairman of the Board, President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. One or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers as may be deemed necessary may also be appointed from time to time by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy of any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Chairman of the Board and Vice Chairman of the Board. The Board of Directors may appoint a Chairman of the Board and may designate the Chairman of the Board as Chief Executive Officer.
If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and the stockholders at which he is present. If the Board of Directors appoints a Vice Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

Section 6. President. The President shall be the Chief Operating Officer of the corporation. Unless the Board of Directors has designated the Chairman of the Board as Chief Executive Officer, the President shall also be the Chief Executive Officer of the corporation. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation, unless otherwise provided by the Board of Directors. The President shall, when present and in the absence of the Chairman of the Board and the Vice-Chairman of the Board, if one shall be appointed, preside at all meetings of the stockholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7. The Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8. The Secretary. The Secretary shall: (a) keep the minutes of the stockholders and of the Board of Directors meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 9. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these by laws; (b) have general charge of the stock transfer books of the corporation unless a transfer agent shall have been appointed; (c) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and (d) in general perform all the duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the President or by the Board of Directors.

Section 10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The

Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such surety or sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

         ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contract. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

	  ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by or impressed with the facsimile signature of the President or Vice President and the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, and signed manually or impressed with a facsimile signature by a Transfer Agent and/or a Registrar. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued thereof upon such terms and indemnity of the corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Treasurer of the corporation or, if appointed, the stock transfer agent of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the stock ledger of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 3. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfer other than the corporation or an employee of the corporation, and may require that all stock certificates bear the certification or countersignature of any such transfer agent or registrar. If any stock certificate is so certified or countersigned with a manual signature by a transfer agent or by a registrar other than the corporation or an employee of the corporation, any other signature on the certificate may be a facsimile, and if any person whose facsimile signature has been placed upon a stock certificate as an officer, transfer agent or registrar of the corporation shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                    ARTICLE VII.  FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of April and end on the last day of March in each year.

	                 ARTICLE VIII.  SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, Corporate Seal.

	               ARTICLE IX.  AMENDMENTS

Unless otherwise provided by the Certificate of Incorporation or these By Laws, these By Laws may be amended or repealed, or new By Laws may be adopted, (1) at any annual or special meeting of the stockholders, by the affirmative vote of 51% of the stockholders, present or in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these By Laws, which notice shall mention that amendment or repeal of these By Laws, or the adoption of new By Laws, is one of the purposes of such meeting; (2) by written consent of the stockholders pursuant to
Section 10 of Article II; or (3) by action of the Board of Directors.

	              ARTICLE X.  INDEMNIFICATION

To the fullest extent permitted by Section 145 of the Delaware General Corporation Law, the Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether brought by a third party or by or in the right of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer against expenses (including attorneys fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

Expenses (including attorneys fees) actually and reasonably incurred by a director or officer in defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether brought by a third party or by or in the right of the Corporation, and in which the director or officer is made or threatened to be made a party by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer, shall be paid on behalf of the director or officer by the Corporation in advance of the final disposition of such action, suit, or proceeding and within 30 days of receipt by the secretary of the Corporation of (i) an application from such director or officer setting forth the basis for such indemnification, and (ii) if required by law at the time such application is made, an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the Corporation as authorized in this Article. The financial ability of any director or officer to make a repayment contemplated by this provision shall not be a prerequisite to the making of an advance. Expenses incurred by other representatives or employees of the Corporation who are not directors or officers of the Corporation may be paid upon terms and conditions, if any, as the Board of Directors deems appropriate.

Such indemnity and right to advancement of expenses shall inure to the benefit of the heirs, executors and administrators of any director or officer so indemnified pursuant to this Article. The right to indemnification and to advancement of expenses under this Article shall be a contract right. Such indemnification and advancement of expenses shall be in addition to any other rights to which those directors and officers seeking indemnification and advancement of expenses may be entitled under any law, agreement, vote of stockholders, or otherwise.

Any repeal or amendment of this Article by the directors or stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or amendment. In addition to the foregoing, the right to indemnification and advancement of expenses shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law and all amendments to such laws as hereafter enacted from time to time.